Exhibit 10.23

SECOND AMENDMENT
TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 28, 2023, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and EKSO BIONICS, INC. and EKSO BIONICS HOLDINGS, INC. (individually and collectively referred to as “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 13, 2020 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 2.1(b)(iii) of the Agreement is hereby amended and restated, as follows:

(iii)         Borrower hereby requests that Bank make the Term Loan on the Closing Date or as soon as practicable thereafter. To further document this request, Borrower will notify Bank (which notice shall be irrevocable) by email (or, if permitted by Bank, through the use of an E-System) to be received no later than 3:30 p.m. Eastern time on the day on which the Term Loan is to be made. Such notice shall be given by a Loan Advance Request Form in substantially the form of Exhibit C. The notice shall be signed by an Authorized Officer. Bank shall be entitled to rely on any notice given by a person whom Bank reasonably believes to be an Authorized Officer, and Borrower shall indemnify and hold Bank harmless for any damages, loss, costs, and expenses suffered by Bank as a result of such reliance.

2)	Section 5.7 of the Agreement is hereby amended and restated, as follows:

5.7         No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Affiliate that are delivered by Borrower to Bank or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

3)	Section 5.13 of the Agreement is hereby amended and restated, as follows:

5.13         Full Disclosure. No representation, warranty or other statement made by Borrower in any report, certificate, or written statement furnished or submitted to Bank taken together with all such reports, certificates, and written statements furnished or submitted to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such reports, certificates, or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

4)	The last paragraph of Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following two paragraphs, as follows:

Borrower may deliver to Bank on an electronic basis any certificates, reports, requests, or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. Borrower shall include a submission date on any certificates, statements, and reports to be delivered electronically.

Any submission by Borrower of a Compliance Certificate, borrowing base certificate or other financial statement pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Certificate, borrowing base certificate, financial statement, or request, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Certificate, borrowing base certificate or financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing; and (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Certificate, borrowing base certificate, financial statement, or request, as applicable.

5)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6    Primary Depository. Borrower shall maintain, and shall cause all of its Subsidiaries to maintain, all depository, operating, and investment accounts with Bank. Notwithstanding the foregoing, Borrower’s Subsidiaries domiciled outside the United States may maintain up to an aggregate of $1,000,000 (or its USD equivalent) in accounts outside Bank.

6)	Section 8.8 of the Agreement is hereby amended and restated, as follows:

8.8         Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any report, certificate or other writing delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

7)	Bank’s notice address in Article 10 of the Agreement is hereby amended and restated, as follows:

If to Bank:	Pacific Western Bank 555 S. Mangum Street, Suite 1000 Durham, North Carolina 27701 Attn: Loan Operations Manager FAX: (919) 314-3080 E-Mail: loannotices@pacwest.com

8)	Section 12.6 of the Agreement is hereby amended and restated, as follows:

12.6         Counterparts; Electronic Transmission; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of this Agreement or the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”) or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

9)	A new Section 12.9 is hereby added to the Agreement, as follows:

12.9         E-Systems. Bank is hereby authorized by Borrower to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Credit Extensions and other matters incidental thereto. Without limiting the generality of the foregoing, Bank is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. Borrower acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Borrower in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY BANK OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS.

10)	Section 13.1 of the Agreement is hereby amended and restated, as follows:

13.1         Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate, report, or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation any Disbursement Request Forms, borrowing base certificates and Compliance Certificates.

11)	The following defined term is hereby added to Exhibit A of the Agreement, as follows:

“E-System” means any electronic system approved by Bank, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Bank, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, or otherwise used to facilitate communication between Borrower and Bank with respect to the Loan Documents.

12)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

13)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

14)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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